EXHIBIT 11

                  MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
         Three and Nine Month Periods Ended September 30, 2001 and 2000

                                      Three Months Ended     Nine Months Ended
                                         September 30,         September 30,
                                      -------------------   -------------------
                                        2001       2000       2001       2000
                                      --------   --------   --------   --------
                                               (In thousands of dollars,
                                                 except per share data)

BASIC EARNINGS PER SHARE
Average common shares outstanding      107,305    106,334    107,099    106,036
                                      ========   ========   ========   ========
Net income                            $158,992   $146,355   $478,134   $409,678
                                      ========   ========   ========   ========
Basic earnings per share              $   1.48   $   1.38   $   4.46   $   3.86
                                      ========   ========   ========   ========

DILUTED EARNINGS PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding 107,305 106,334 107,099 106,036 Net shares to be issued upon exercise of dilutive stock
   options after applying treasury
   stock method                            913      1,005        937      1,029
                                      --------   --------   --------   --------
  Adjusted shares outstanding          108,218    107,339    108,036    107,065
                                      ========   ========   ========   ========
Net income                            $158,992   $146,355   $478,134   $409,678
                                      ========   ========   ========   ========
Diluted earnings per share            $   1.47   $   1.36   $   4.43   $   3.83
                                      ========   ========   ========   ========